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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Voyager Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 22, 2016

Dear Voyager Shareholders,

        We are very happy to be addressing our public shareholders for this first time in this letter. 2015 was certainly a very busy and successful year for us. We kicked off 2015 by announcing a transformative strategic collaboration with Sanofi Genzyme, then in April we completed a Series B financing followed by a successful IPO in November. We enter 2016 as a newly public company, well capitalized and focused on advancing our pipeline of novel adeno-associated virus (AAV) gene therapies for severe CNS diseases as rapidly as possible.

        Today we have five programs in our pipeline for advanced Parkinson's disease, a monogenic form of amyotrophic lateral sclerosis (ALS), Friedreich's ataxia, Huntington's disease and spinal muscular atrophy (SMA).

        The CNS is an attractive therapeutic target for AAV gene therapy for a number of key reasons. First, durable gene expression is achievable in the CNS because the target cells are terminally differentiated, or no longer dividing. For example, in our Parkinson's program, we have data showing sustained therapeutic gene expression out four years in patients and over eight years in preclinical studies. Second, targeted delivery to specific regions of the brain and broader delivery to the spinal cord is achievable using AAV, and this has been shown in both preclinical studies and clinical trials. Third, there are many CNS diseases that are monogenic, or caused by a single gene, so the biological target is highly validated. And finally, because the CNS is an enclosed space due to the blood-brain barrier, it is relatively immune-privileged. Thus, the challenge of pre-existing immunity to administering our viral vectors is minimized.

Clinical Development Programs

        We are very enthusiastic about our most advanced clinical candidate, VY-AADC01, which is currently in a Phase 1b dose-ranging safety trial for the treatment of patients with advanced Parkinson's disease. In October 2015, we reported encouraging interim clinical results, as well as announced that the investigational new drug application (IND) for VY-AADC01 was successfully transferred to us from the University of California, San Francisco. Enrollment in this ongoing trial remains on track and we expect to report top-line human proof-of-concept data in the fourth quarter of 2016.

        It is estimated that up to 15% of the prevalent population with Parkinson's disease, or approximately 100,000 patients in the U.S., have motor fluctuations that are not adequately controlled with L-Dopa, the standard of care, or other existing oral therapies. Patients with advanced Parkinson's disease currently have limited therapeutic options, and could be candidates for our product candidate, which seeks to restore a Parkinson's disease patient's responsiveness to L-Dopa, or "turn back the clock" on their disease, by delivering the gene for the critical enzyme that converts L-Dopa into dopamine and only in a specific region of the brain, the putamen, that controls the motor symptoms of Parkinson's disease.

        In addition to our clinical-stage Parkinson's program, we continue to advance our four preclinical programs. These programs are all monogenic CNS disorders where either a loss of, or abnormal expression of, a specific gene or protein has been identified as the cause of the disease. These programs include VY-SOD101 for a monogenic form of ALS, VY-FXN01 for Friedreich's ataxia, VY-HTT01 for Huntington's disease and VY-SMN101 for SMA, and we are targeting an IND submission for one of these programs in 2017.

Our Product Engine

        We strongly believe that delivery to the CNS must be optimized to ensure that the gene therapy is delivered to the appropriate target region and cells to have a clinically meaningful effect. We are focused on this goal for each of our development programs, most notably for our advanced Parkinson's disease program where we are using real-time, intra-operative MRI to visualize and control precisely where the gene therapy vector is being delivered in the brain.

        We are also investing in advanced capabilities in the area of AAV vector engineering and optimization in order to identify novel vectors that have the characteristics, such as tissue tropism and distribution properties, which are optimal for a given disease.

        And finally, in early 2016, we initiated cGMP production activities for our advanced Parkinson's disease product candidate, VY-AADC01, in collaboration with MassBiologics, a FDA-licensed manufacturer affiliated with the University of Massachusetts Medical School. The collaboration is utilizing MassBiologics' new 30,000+ sq. ft. manufacturing facility in Fall River, Mass. This is part of our effort to establish ourselves as leaders in the areas of commercial process development and product validation in order to produce high quality cGMP vector that is readily scalable, which is an important attribute as we look ahead to late-stage clinical development and commercialization of our product candidates.

Solid Corporate Foundation

        In February 2015, we were pleased to announce a transformative strategic collaboration with Sanofi Genzyme. Under the collaboration agreement, we received a $100 million upfront commitment, including $65 million in upfront cash, a $30 million upfront equity investment and an in-kind commitment of $5 million, and we are eligible to receive total future potential option and milestone payments of $745 million. Per the collaboration agreement, we retained U.S. rights to our VY-AADC01, VY-FXN01 and VY-HTT01 product programs. In addition, we retained worldwide rights to VY-SOD101 for a monogenic form of ALS, which is outside the scope of the collaboration agreement.

        Our financial activities to support all of our development initiatives culminated in our successful IPO on the NASDAQ Global Select Market in November 2015, in which we raised approximately $73 million in net proceeds.

        Finally, we believe Voyager's success to date is largely due to our dedicated and talented team. We continued to strengthen our overall organization, including key additions to the leadership team and Board of Directors. In the middle of 2015, we were thrilled to welcome three industry and scientific leaders to our Board of Directors: Perry Karsen, former chief executive officer of the Celgene Cellular Therapeutics division of Celgene Corporation; Michael Higgins, former chief operating officer and chief financial officer of Ironwood Pharmaceuticals, Inc. and entrepreneur-in-residence at Polaris Partners; and Steven Hyman, M.D., director of the Stanley Center for Psychiatric Research at the Broad Institute of Harvard and MIT.

        We would like to thank you for your continued support and look forward to sharing our progress with you in the coming years.

Sincerely,

Steven M. Paul, M.D., President & CEO

Voyager Therapeutics, Inc.
75 Sidney Street
Cambridge, MA 02139

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

        Notice is hereby given that the 2016 Annual Meeting of Stockholders of Voyager Therapeutics, Inc. will be held on Wednesday, June 15, 2016, at 10:00 a.m. Eastern Time, at our headquarters located at 75 Sidney Street, Cambridge, Massachusetts 02139. The purpose of the meeting is the following:

          1.     to elect two directors, Steven Paul, M.D. and Mark Levin, to serve as Class I directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

          2.     to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016;

          3.     to ratify the Company's 2015 Stock Option and Incentive Plan; and

          4.     to transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.

        The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

        Only Voyager Therapeutics, Inc. stockholders of record at the close of business on April 20, 2016, will be entitled to vote at the meeting and any adjournment or postponement thereof.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2015 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

        Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.

By Order of the Board of Directors,
Steven M. Paul, M.D. Chief Executive Officer, President and Director

Boston, Massachusetts
April 22, 2016

 TABLE OF CONTENTS

GENERAL INFORMATION	1
OVERVIEW OF PROPOSALS	4
PROPOSAL 1 ELECTION OF DIRECTORS	4
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	8
PROPOSAL 3 RATIFICATION OF 2015 STOCK OPTION AND INCENTIVE PLAN	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
EXECUTIVE OFFICERS	18
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	20
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
CORPORATE GOVERNANCE	22
EXECUTIVE COMPENSATION	28
DIRECTOR COMPENSATION	36
HOUSEHOLDING OF PROXY MATERIALS	37
TRANSACTION OF OTHER BUSINESS	37
APPENDIX A	A-1

VOYAGER THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        Our Board of Directors, or the Board of Directors, has made this proxy statement, this Proxy Statement, and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors' solicitation of proxies for our 2016 Annual Meeting of Stockholders, or the Annual Meeting, and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

        Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by May 6, 2016.

        IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2016: This proxy statement, the accompanying proxy card or voting instruction card and our 2015 Annual Report on Form 10-K are available at http://www.proxyvote.com.

        In this Proxy Statement, the terms "Voyager," "we," "us," and "our" refer to Voyager Therapeutics, Inc. The mailing address of our principal executive offices is Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139.

EXPLANATORY NOTE

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Stockholders Entitled to Vote; Record Date

        As of the close of business on April 20, 2016, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 26,749,740 shares of our common stock, par value $0.0001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 20, 2016.

Quorum; Abstentions; Broker Non-Votes

        Our By-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the Delaware General Corporation Law, shares that are voted "abstain" or "withheld" and broker "non-votes" are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

        Under our By-laws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws. Abstentions and broker "non-votes" are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        If your shares are held in "street name" by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to "non-discretionary" items. Proposals 1 and 3 are "non-discretionary" items. If you do not instruct your broker how to vote with respect to those proposals, your broker may not vote for those proposals, and those votes will be counted as broker "non-votes." Proposal 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Voting

In Person

        If you are a stockholder of record, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares.

By Proxy

        If you do not wish to vote in person or will not be attending the meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. You may also authorize another person or persons to act for you as a proxy in writing, signed by you or your authorized representative, specifying the details of those proxies' authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

        You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Secretary.

        If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

Expenses of Solicitation

        Voyager is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Procedure for Submitting Stockholder Proposals

        Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 15, 2017 and March 17, 2017. If the date of the next annual meeting of the stockholders is scheduled to take place before March 16, 2017, or after July 15, 2017, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person's written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

        The advance notice requirements for the Annual Meeting, which is the first annual meeting following the initial public offering of our common stock, are as follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

        In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 26, 2016. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Proposal 3 requests stockholder ratification of our 2015 Stock Option and Incentive Plan. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director's successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

        The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors' nominees for election by the stockholders are the current Class I members: Steven M. Paul, M.D. and Mark Levin. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2019 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

        The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.

        It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

        The names of the nominees for Class I directors and certain information about each as of April 20, 2016 are set forth below.

Name	Positions and Offices Held with Voyager	Director Since	Age
Steven M. Paul, M.D.	Director, President and Chief Executive Officer	2014	65
Mark Levin	Director	2013	65

        Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of the Board of Directors, or Nominating and Corporate Governance Committee.

Nominees for Election for a Three-Year Term Ending at the 2019 Annual Meeting

        Steven M. Paul, M.D.    Dr. Paul has served as our President, Chief Executive Officer and member of the Board of Directors since September 2014. From June 2013 to September 2014 Dr. Paul served as our Interim President of Research and Development. Since September 2010, he has also served as a Venture Partner at Third Rock Ventures, LLC, or Third Rock Ventures, a life sciences venture capital firm focused on the formation, development and strategy of new companies. Additionally, Dr. Paul has served as a professor or an adjunct professor of neuroscience at Weill Cornell Medical College since August 2010. Prior to that, from 1993 to 2010, Dr. Paul held several key positions at Eli Lilly and Company (NYSE: LLY), or Eli Lilly, including Executive Vice President, President of Lilly Research Laboratories, Vice President of Neuroscience (CNS) Research and Group Vice President of Discovery Research. Prior to Eli Lilly, from 1988 to 1993, Dr. Paul served as the Scientific Director of the National Institute of Mental Health, or NIMH. Dr. Paul also served as Medical Director in the Commissioned Corps of the United States Public Health Service. Dr. Paul is an elected fellow of the American Association for the Advancement of Science and a member of the National Academy of Medicine. He is also currently on the board of directors of Sigma-Aldrich Corporation (NASDAQ: SIAL), Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY), Sage Therapeutics, Inc. (NASDAQ: SAGE) and the Foundation for the National Institute of Health, or NIH. Dr. Paul has also served as a member of the Advisory Council of the National Institute of General Medical Sciences and was appointed by the Secretary of the Department of Health and Human Services as a member of the advisory committee to the Director of the NIH from 2001 to 2005. Dr. Paul is also board certified by the American Board of Psychiatry and Neurology. Dr. Paul received a B.A. in Biology and Psychology from Tulane University, and an M.S. and M.D. from the Tulane University School of Medicine. Dr. Paul's qualifications to sit on the Board of Directors include his extensive career in neuroscience and his leadership and managerial experiences at various pharmaceutical and biotechnology companies and healthcare organizations.

        Mark Levin.    Mr. Levin has served as Chairman of the Board of Directors since June 2013 and served as our Interim President and Chief Executive Officer from June 2013 to September 2014. Mr. Levin currently serves as a partner at Third Rock Ventures, which he co-founded in 2007. Mr. Levin served as founding Chief Executive Officer of Millennium Pharmaceuticals, Inc. from 1993 to 2005. Additionally, Mr. Levin was the co-founder of the life sciences effort of the Mayfield Fund, a global venture capital firm, where he was also the founding Chief Executive Officer of Cell Genesys, Inc. from 1989 to 1991, Tularik Inc. from 1991 to 1992, Focal, Inc. from 1992 to 1993, and StemCells, Inc. (NASDAQ: STEM) from 1990 to 1992. Mr. Levin started his career as a process engineer and project leader at Eli Lilly and Genentech. Mr. Levin received both a B.S. and M.S. in

Chemical and Biochemical Engineering from Washington University. We believe Mr. Levin's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualifies him to serve on the Board of Directors.

Directors Not Standing for Election or Re-Election

        The names of and certain information as of April 20, 2016 about the members of the Board of Directors who are not standing for election or re-election at this year's Annual Meeting are set forth below.

Name	Positions and Offices Held with Voyager	Director Since	Age
Steven Hyman, M.D.	Director	2015	63
James A. Geraghty	Director	2014	61
Michael Higgins	Director	2015	53
Perry Karsen	Director	2015	61

Directors Continuing in Office Until the 2017 Annual Meeting

        Steven Hyman, M.D.    Dr. Hyman has been a member of the Board of Directors since September 2015. He has served as director of the Stanley Center for Psychiatric Research at the Broad Institute of Harvard and MIT and as a Core Faculty Member of the Broad Institute since February 2012. Dr. Hyman has served as a Harvard University Distinguished Service Professor of Stem Cell and Regenerative Biology since July 2011. From December 2001 to June 2011, he served as Provost of Harvard University, the University's chief academic officer. From 1996 to 2001, he served as director of the U.S. National Institute of Mental Health, where he emphasized investment in neuroscience and emerging genetic technologies. He was elected to the Institute of Medicine in 2000, renamed the National Academy of Medicine, where he currently serves on the governing Council, the Board of Health Science Policy, and chairs the Forum on Neuroscience and Nervous System Disorders. He was founding President of the International Neuroethics Society, a fellow of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow of the American College of Neuropsychopharmacology, and a Distinguished Life Fellow of the American Psychiatric Association. Dr. Hyman received a B.A. from Yale College, an M.A. from the University of Cambridge, which he attended as a Mellon fellow, and an M.D. from Harvard Medical School. We believe that Dr. Hyman's extensive knowledge of neuroscience combined with his leadership skills qualifies him to serve as a member of the Board of Directors.

        James A. Geraghty.    Mr. Geraghty has been a member of the Board of Directors since January 2014. He has served as Chairman of the board of directors of Idera Pharmaceuticals, Inc. since July 2013, and also serves as Chairman of the board of directors of Juniper Pharmaceuticals, Inc. He has served as an Entrepreneur-in-Residence at Third Rock Ventures since May 2013. Previously, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi S.A. from February 2011 to October 2013. Prior to that, Mr. Geraghty held many roles at Genzyme from 1992 to 2011, most recently as Senior Vice President of International Development and an executive officer. While at Genzyme, his roles included President of Genzyme Europe and General Manager of Genzyme's cardiovascular business. He also served as Chairman of the board of directors, President and Chief Executive Officer of GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics Corporation) from 1993 to 2007. Mr. Geraghty received a B.A. in Psychology and English from Georgetown University, an M.S. in Clinical Psychology from the University of Pennsylvania, and a J.D. from Yale Law School. We believe Mr. Geraghty's experience as a senior executive and service on the boards of other life sciences companies qualifies him to serve on the Board of Directors.

Directors Continuing in Office Until the 2018 Annual Meeting

        Michael Higgins.    Mr. Higgins has served as a member of the Board of Directors since July 2015. In January 2015, Mr. Higgins joined Polaris Partners as an entrepreneur-in-residence. Prior to joining Polaris Partners, Mr. Higgins served as Chief Operating Officer and Chief Financial Officer at Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) from 2003 through December 2014. Prior to his work at Ironwood, from 1997 through 2003, Mr. Higgins worked at Genzyme Corporation in a variety of leadership roles including Vice President, Corporate Finance and Vice President, Business Development. While at Genzyme, he was involved with multiple businesses including the Cell Therapy, Gene Therapy, and Orphan Disease business units. Previously, Mr. Higgins served as Chief Financial Officer of Procept, Inc., from 1992 to 1997. He also serves on the board of directors of Genocea Biosciences, Inc. (NASDAQ: GNCA) and Pulmatrix, Inc. (NASDAQ: PULM) and KinDex Pharamaceuticals, Inc. Mr. Higgins began his pharmaceutical career as a sales representative for Schering-Plough Corporation in 1986. Mr. Higgins earned his Bachelor of Science degree from Cornell University and holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College. We believe Mr. Higgins' financial and business expertise, including his diversified background as an executive officer in public pharmaceutical companies, qualifies him to serve as a member of the Board of Directors.

        Perry Karsen.    Mr. Karsen has served as a member of the Board of Directors since July 2015. Mr. Karsen was the Chief Executive Officer of the Celgene Cellular Therapeutics division of Celgene Corporation (NASDAQ: CELG), a publicly traded global biopharmaceutical company, from May 2013 until December 2015. Mr. Karsen served as Chief Operations Officer and Executive Vice President of Celgene from July 2010 to May 2013, and as senior vice president and head of worldwide business development of Celgene from 2004 to 2009. Between February 2009 and July 2010, Mr. Karsen was Chief Executive Officer of Pearl Therapeutics Inc., a privately held biotechnology company subsequently acquired by AstraZeneca plc (NYSE: AZN). Prior to his tenure with Celgene, Mr. Karsen held executive positions at Human Genome Sciences, Inc., Bristol-Myers Squibb Co. (NYSE: BMY), a publicly traded biopharmaceutical company, Genentech, Inc. (a member of the Roche Group) and Abbott Laboratories (NYSE: ABT), a publicly traded pharmaceuticals and healthcare products company. In addition, Mr. Karsen served as a general partner at Pequot Ventures. He is a member of the Boards of Directors of Pliant Therapeutics, Inc., Jounce Therapeutics, and OncoMed Pharmaceuticals, Inc. (NASDAQ: OMED). Mr. Karsen also serves as a member of the boards of directors of the Biotechnology Innovation Organization (BIO) and was formerly a member of the Board of the Alliance for Regenerative Medicine.. Mr. Karsen received a Masters of Management degree from Northwestern University's Kellogg Graduate School of Management, a Masters of Arts in Teaching of Biology from Duke University and a B.S. in Biological Sciences from the University of Illinois, Urbana-Champaign. We believe Mr. Karsen's executive leadership experience, including his experience as an executive at large and successful multi-national pharmaceutical companies and membership on boards of directors of various trade organizations, qualifies him to serve as a member of the Board of Directors.

Vote Required and Board of Directors' Recommendation

        Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

        The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the Class I director nominees listed above.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On the recommendation of the Audit Committee of the Board of Directors, or Audit Committee, the Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders' best interests.

        Ernst & Young LLP has audited our financial statements for the fiscal years ended December 31, 2015 and 2014. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Ernst & Young LLP Fees

        The following table sets forth fees billed for professional audit services and other services rendered to us by Ernst & Young LLP and its affiliates for the fiscal years ended December 31, 2015 and 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$1,083,000	$75,000
Tax Fees	—	23,000

Total	$1,083,000	$98,000

        Audit Fees.    Audit fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2015 audit fees is $876,000 of fees billed in connection with our initial public offering.

        Tax Fees.    Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

Pre-Approval of Audit and Non-Audit Services

        It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee.

        All Ernst & Young LLP services and fees in the fiscal years ended December 31, 2015 and December 31, 2014 were approved prior to the initial filing of the S-1 for the initial public offering by the Audit Committee or its properly delegated authority.

Vote Required and Board of Directors' Recommendation

        The approval of Proposal 2 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted "abstain" will not affect the outcome of this proposal.

        The Board of Directors recommends that stockholders vote FOR ratification of the appointment of
Ernst & Young LLP as our independent registered public accounting firm.

 PROPOSAL 3

RATIFICATION OF 2015 STOCK OPTION AND INCENTIVE PLAN

        Prior to our initial public offering, the Board of Directors and our stockholders approved the Voyager Therapeutics, Inc. 2015 Stock Option and Incentive Plan, or the 2015 Plan. Under pertinent IRS regulations, grants made to "Covered Employees" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code) under the 2015 Plan prior to the earlier of (i) the material modification of the 2015 Plan or (ii) our 2018 annual meeting of stockholders, or the Reliance Period, are not subject to the cap on the Company's tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board of Directors seeks stockholder ratification of the 2015 Plan so that certain grants made to Covered Employees under the 2015 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as "performance-based compensation" under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on our tax deduction imposed by Section 162(m) of the Code. If the stockholders do not ratify the 2015 Plan, we will either not make grants to Covered Employees under the 2015 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.

Summary of Material Features of the 2015 Plan

        The material features of the 2015 Plan are:

  •
  1,634,452 shares of common stock were initially reserved for issuance under the 2015 Plan. On January 1, 2016, the number of shares reserved and available for issuance under the 2015 Plan increased by 1,069,971 shares of common stock pursuant to a provision in the 2015 Plan that provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2016, by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the Compensation Committee of the Board of Directors, or the Compensation Committee;

  •
  Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2015 Plan and our 2014 Stock Option and Grant Plan, as amended, or the 2014 Plan, are added back to the shares of common stock available for issuance under the 2015 Plan;

  •
  Shares of common stock reacquired by us on the open market will not be added to the reserved pool under the 2015 Plan;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

  •
  No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

  •
  Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise re-priced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

  •
  Any material amendment to the 2015 Plan is subject to approval by our stockholders; and

  •
  The term of the 2015 Plan will expire on October 28 2025.

        Based solely on the closing price of our common stock as reported by The NASDAQ Global Select Market on April 20, 2016, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is $31,127,909.

Qualified Performance-Based Compensation under Section 162(m) of the Code

        To ensure that certain awards granted under the 2015 Plan to Covered Employees qualify as "performance-based compensation" under Section 162(m) of the Code, the 2015 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return, (2) earnings before interest, taxes, depreciation and amortization, (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (4) changes in the market price of the common stock, (5) economic value-added, (6) funds from operations or similar measure, (7) sales or revenue, (8) achievement of specified research and development, publication, clinical and/or regulatory milestones, (9) acquisitions or strategic transactions, (10) operating income (loss), (11) cash flow (including, but not limited to, operating cash flow and free cash flow), (12) return on capital, assets, equity or investment, (13) return on sales, (14) gross or net profit levels, (15) productivity, (16) expense, (17) margins, (18) operating efficiency, (19) customer satisfaction, (20) working capital, (21) earnings (loss) per share of common stock, (22) sales or market shares and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 1,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

        The Board of Directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for awards that qualify as "performance-based compensation" under Section 162(m) of the Code.

Summary of the 2015 Plan

        The following description of certain features of the 2015 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix A.

        Plan Administration.    The 2015 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. The Compensation Committee may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines. In accordance with such provision, in 2015, the Compensation Committee delegated to our chief executive officer the authority to grant stock options to new hires and existing employees who are below the vice president position without the prior approval of the Board of Directors or any committee thereof, in accordance with the annual and new hire equity grant guidelines as approved by the Compensation Committee.

        Eligibility.    Persons eligible to participate in the 2015 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. As of April 20, 2016, approximately 63 individuals were eligible to participate in the 2015 Plan, including 10 officers, 48 employees who are not officers, and five non-employee directors.

        Plan Limits.    The maximum number of shares of common stock reserved and available for issuance under the 2015 Plan shall be 1,634,452, shares, or the Initial Limit, plus on January 1, 2016 and each January 1 thereafter, the number of shares of common stock reserved and available for issuance under the 2015 Plan shall be cumulatively increased by 4% percent of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Compensation Committee. Subject to such overall limitation, the maximum aggregate number of shares of common stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2016 and on each January 1 thereafter.

        Stock Options.    The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

        Restricted Stock Awards.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Cash-Based Awards.    The Compensation Committee may grant cash payments under the 2015 Plan to participants. The cash payments may be subject to the achievement of certain performance goals (as summarized above).

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Sale Event Provisions.    The 2015 Plan provides that upon the effectiveness of a "sale event," as defined in the 2015 Plan, the 2015 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the Compensation Committee, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2015 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

        Amendments and Termination.    The Board of Directors may at any time amend or discontinue the 2015 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under rules of the NASDAQ Stock Market, any amendments that materially change the terms of the 2015 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of 2015 Plan.    The Board of Directors initially adopted the 2015 Plan on October 28, 2015 and it was subsequently approved by our stockholders on October 29, 2015 and became effective immediately prior to the consummation of our initial public offering. Awards of incentive options may be granted under the 2015 Plan until October 29, 2025. No other awards may be granted under the 2015 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

        Because the grant of awards under the 2015 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2015 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price ($)	Number (#)
Steven M. Paul, M.D.	$8.33	70,586
Chief Executive Officer, President and Director
Robert G. Pietrusko, Pharm.D.	$7.80	17,317
Senior Vice President of Regulatory Affairs and Quality Assurance
Bernard Ravina, M.D.	$7.80	17,246
Vice President of Clinical Development
All current executive officers, as a group	$8.11	372,979
All current directors who are not executive officers, as a group	$8.07	127,056
All current employees who are not executive officers, as a group	$8.58	467,769

Tax Aspects under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the 2015 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

        The following table sets forth information as of December 31, 2015 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2014 Plan, the 2015 Plan and the2015 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,022,617	(1)	$8.35	1,882,841	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	1,022,617		$8.35	1,882,841

(1)
Includes 1,022,617 shares of common stock issuable upon the exercise of outstanding options. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.

(2)
As of December 31, 2015, there were 1,620,479 shares available for grant under the 2015 Plan and 262,362 shares available for grants under the 2015 Employee Stock Purchase Plan. As of the closing of our initial public offering, no additional equity awards may be granted under the 2014 Plan.

Vote Required and Board of Directors' Recommendation

        The approval of Proposal 3 requires that a majority of the votes properly cast vote FOR this proposal. Shares that are voted "abstain" and broker "non-votes" will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR the ratification of the 2015 Stock Option and Incentive Plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2016, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        The table lists applicable percentage ownership based on 26,749,740 shares of our common stock outstanding as of April 20, 2016. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 20, 2016, including upon the exercise of stock options. These stock options shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
5% Stockholders
Third Rock Ventures III, L.P.(2)	11,061,176	41.4%
Aventis, Inc.(3)	2,477,941	9.3%
Funds affiliated with Fidelity Management Research Company(4)	3,902,348	14.6%
Brookside Capital Partners Fund, LP(5)	1,526,471	5.7%
Wellington Management Group LLP(6)	1,470,588	5.5%
Funds affiliated with Partners Investments(7)	1,417,058	5.3%
Named Executive Officers and Directors
Steven M. Paul, M.D.(8)	903,722	3.4%
Named Executive Officers
Robert G. Pietrusko, Pharm.D.(9)	125,419	*
Bernard Ravina, M.D.(10)	124,978	*
Other Directors
Mark Levin(11)	—	—
Michael Higgins(12)	5,955	*
Steven Hyman, M.D.(13)	5,955	*
James A. Geraghty(14)	80,513	*
Perry Karsen(15)	5,995	*
All directors and executive officers as a group (14 persons)	1,613,322	6.0%

*
Indicates beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139.

(2)
Based solely upon information set forth on Schedule 13G filed by Third Rock Ventures III, L.P. with the SEC on or about February 10, 2016. The address for Third Rock Ventures III, L.P. ("TRV LP") is 29 Newbury Street, 3rd Floor, Boston, MA 02116. Consists of 11,061,176 shares of common stock. Each of Third Rock Ventures III GP, L.P., or TRV GP, the general partner of TRV LP, Third Rock Ventures III GP, LLC, or TRV LLC, the general partner of TRV GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV LLC, may be deemed to share voting and investment power over the shares held of record by TRV LP. Each of TRV GP, TRV LLC, Mark Levin, Kevin Starr and Robert Tepper disclaims beneficial ownership of all shares held by TRV LP except to the extent of their pecuniary interest therein.

(3)
Based solely upon information set forth on Schedule 13G filed by Sanofi with the SEC on or about February 10, 2016. The address for Aventis Inc. is 55 Corporate Drive, Bridgewater, New Jersey, 08807. Consists of 2,477,941 shares of common stock. Aventis, Inc. is an affiliate of Genzyme.

(4)
Based solely upon information set forth on Schedule 13G filed by FMR LLC with the SEC on or about February 12, 2016. Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Consists of 3,902,348 shares of common stock. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.

(5)
Based solely upon information set forth on Schedule 13G filed by Brookside Capital Partners Fund, L.P. with the SEC on or about November 18, 2015. Consists of 1,526,471 shares of common stock held by Brookside Capital Partners Fund, L.P., or the Brookside Fund. Brookside Capital Investors, L.P. is the general partner of the Brookside Fund and as such has discretion over the portfolio securities beneficially owned by the Brookside Fund. Brookside Capital Management, LLC is the general partner of Brookside Capital Investors, L.P. Brookside Capital Management, LLC is controlled by an executive committee whose members include Dewey J. Awad, Domenic J. Ferrante, Matthew V. McPherron, William E. Pappendick IV and John M. Toussaint. The address for the Brookside Fund is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

(6)
Based solely upon information set forth on Schedule 13G filed by Wellington Management Group LLP with the SEC on or about February 11, 2016. Consists of 1,470,588 shares of common stock held by Wellington Management Group LLP. The address of the principal business office of such entities and persons is 280 Congress St, Boston, MA 02110.

(7)
Based solely upon information set forth on Schedule 13G filed with the SEC on or about February 16, 2016. Partners Fund Management, L.P., or PFM, and Partner Fund Management GP, LLC, or PFM-GP, may be deemed to beneficially own 896,634 shares of common stock as of December 31, 2015. Partner Investment Management, L.P., or PIM, and Partner Investment Management GP, LLC, or PIM-GP, may be deemed to beneficially own 520,424 shares of common stock as of December 31, 2015. Brian D. Grossman, or Grossman, and Christopher M. James, or James, may be deemed to beneficially own 1,417,058 shares of common stock. The Schedule 13G was jointly filed by PFM, PFM-GP, PIM, PIM-GP, Grossman and James with respect to shares of common stock owned by PFM Healthcare Master Fund, L.P., a Cayman Islands limited partnership ("HCM"), PFM Healthcare Opportunities Master Fund, L.P., a Cayman Islands limited partnership ("HCOPP"), PFM Healthcare Principals Fund, L.P., a Delaware limited partnership ("HCP"), PFM Healthcare Emerging Growth Master Fund, L.P., a Cayman Islands limited partnership ("HEGM"), and Partner Investments, L.P., a Delaware limited partnership ("PI" and, collectively with HCM, HCOPP, HCP and HEGM, the "Funds"). PFM is the investment advisor for HCM, HCOPP and HEGM. PIM is the investment advisor for HCP and PI. PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM. Grossman is the portfolio manager for the health care strategy for the Funds. James is the chief investment officer for PIM and PFM and member manager of PFM-GP and PIM-GP. The address of the principal business office of such entities and persons is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

(8)
Consists of 862,351 of restricted stock and 270,586 options to purchase shares of our common stock, 31,371 of which will vest within 60 days of April 20, 2016. Owns 10,000 shares of common stock.

(9)
Consists of 117,647 of restricted stock and 47,317 options to purchase shares of our common stock, 7,772 of which will vest within 60 days of April 20, 2016.

(10)
Consists of 117,647 of restricted stock and 42,246 options to purchase shares of our common stock, 7,331 of which will vest within 60 days of April 20, 2016.

(11)
Investment decisions with respect to the shares held by TRV LP are made by an investment committee at TRV GP comprised of Mark Levin, Kevin Starr, and Bob Tepper. No stockholder, director, officer, manager, member or employee of TRV GP or TRV LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by TRV LP.

(12)
Consists of 31,764 options to purchase shares of our common stock, 5,995 of which will vest within 60 days of April 20, 2016.

(13)
Consists of 31,764 options to purchase shares of our common stock, 5,995 of which will vest within 60 days of April 20, 2016.

(14)
Consists of 70,588 of restricted stock and 31,764 options to purchase shares of our common stock, 9,925 of which will vest within 60 days of April 20, 2016.

(15)
Consists of 31,764 options to purchase shares of our common stock, 5,995 of which will vest within 60 days of April 20, 2016.

EXECUTIVE OFFICERS

        The following table identifies our executive officers and sets forth their current position(s) at Voyager and their ages as of April 20, 2016.

Name	Age	Position
Steven M. Paul, M.D.	65	President, Chief Executive Officer and Director
Robert G. Pietrusko, Pharm.D.	68	Senior Vice President of Regulatory Affairs and Quality Assurance
Dinah Sah, Ph.D.	55	Senior Vice President of Neuroscience
J. Jeffrey Goater	40	Chief Financial Officer
John J. Connelly	46	Vice President of Program and Alliance Management
Kathleen Hayes	52	Vice President of Human Resources
Robert Kotin, Ph.D.	60	Vice President of Virology and Gene Therapy
James T. Olesen, Ph.D., J.D.	56	Vice President of Intellectual Property and Legal Affairs
Bernard Ravina, M.D.	49	Vice President of Clinical Development
Gregory R. Stewart, Ph.D.	56	Vice President of Drug Delivery

        You should refer to "Proposal 1: Election of Directors" above for information about our President and Chief Executive Officer, Steven M. Paul, M.D. Biographical information for our other executive officers, as of April 20, 2016, is set forth below.

        Robert G. Pietrusko, Pharm.D.    Dr. Pietrusko has served as our Senior Vice President of Regulatory Affairs since June 2014. Prior to joining us, Dr. Pietrusko served as the Vice President of Global Regulatory Affairs & Quality and Executive Officer at ViroPharma, Inc. from April 2007 to January 2014. From 2003 to 2007, Dr. Pietrusko served as Senior Vice President of Regulatory Affairs and from 2001 to 2003 as Vice President of Worldwide Regulatory Affairs and Pharmacovigilance at Millennium Pharmaceuticals, Inc. From 1999 to 2000, he was the Vice President of Regulatory Affairs at SmithKline Beecham plc (now GlaxoSmithKline (NYSE: GSK)). Dr. Pietrusko received both a B.S. in Biology and a B.Pharm. from Rutgers University and received a Pharm.D. from the Philadelphia College of Pharmacy and Science. He completed his residency training in Hospital Pharmacy at Thomas Jefferson University Hospital.

        Dinah Sah, Ph.D.    Dr. Sah has served as our Senior Vice President of Neuroscience since March 2014. Prior to joining us, Dr. Sah served as a biotechnology research and development consultant from February 2012 to March 2014. Prior to that, Dr. Sah held several positions at Alnylam Pharmaceuticals, Inc. (NASDAQ: ALNY), including Vice President of Research from 2010 to 2012, Vice President of Research, CNS and Oncology from 2008 to 2010 and Senior Director of Research from 2005 to 2008. From 1999 to 2005 she worked at Biogen Idec, Inc. (NASDAQ: BIIB), most recently as Associate Director & Head of Neurobiology. Prior to that, Dr. Sah served as the Associate Director of Neurobiology at Signal Pharmaceuticals from 1997 to 1999. Dr. Sah received a B.S. in Biology from the Massachusetts Institute of Technology, a Ph.D. in Neurobiology from Harvard University and completed her post-doctoral training at Harvard University's Department of Neurobiology.

        J. Jeffrey Goater.    Mr. Goater has served as our Chief Financial Officer since February 2016 and as our Senior Vice President, Finance & Business Development from April 2015 to February 2016 and as our Vice President of Business Development from September 2013 to April 2015. Prior to joining us, Mr. Goater was Vice President of Business Development at Synageva BioPharma Corp. (NASDAQ: GEVA) from April 2013 to July 2013, and before that, he worked as an investment banker at Evercore Partners, Inc. (NYSE: EVR) from April 2008 to March 2013, most recently as Managing Director. Prior to that, Mr. Goater worked as an equity research analyst at Cowen and Company, LLC (NASDAQ: COWN), covering the biopharmaceutical sector, from 2004 to 2008. He also currently serves on the board of directors of Vaccinex, Inc. Mr. Goater received a B.A. in Biology, an M.S. in Pathology and Molecular Medicine, an M.S. in Microbiology and Immunology and an M.B.A., all from the University of Rochester.

        John J. Connelly.    Mr. Connelly has served as our Vice President of Program and Alliance Management since June 2015. Prior to joining us, Mr. Connelly held roles supporting the rare disease portfolio at Genzyme, most recently from March 2010 to June 2015, as Associate Vice President/Senior Director, Program Management Head, Rare Diseases, and prior to that from August 2000 to March 2010 he held roles of increasing responsibility supporting rare disease research and development, including gene therapy activities. Mr. Connelly received a B.S. in Biochemistry from the University of Vermont and an M.B.A. from Suffolk University.

        Kathleen Hayes.    Ms. Hayes has served as our Vice President of Human Resources since September 2015. Prior to joining us, Ms. Hayes was Vice President of Human Resources at Insulet Corporation (NASDAQ: PODD), overseeing global human resource programs, from May 2010 through April 2015. Prior to this, Ms. Hayes served as Director of Human Resources at Outcome Sciences, Inc. from June 2009 to January 2010, as Senior Director of Human Resources at PerkinElmer, Inc. (NYSE: PKI) from November 2007 to November 2008 and as Senior Director of Human Resources at ViaCell, Inc. (NASDAQ: VIAC) from 2003 to 2007. Ms. Hayes received a B.S.B.A. from the University of Massachusetts and an M.B.A. from Boston University.

        Robert Kotin, Ph.D.    Dr. Kotin has served as our Vice President of Virology and Gene Therapy since February 2015 and as our Vice President of Production from February 2014 to February 2015. Prior to joining us, he held several positions at the National Heart, Lung and Blood Institute of the NIH, where he served from 1994 to January 2014, most recently as Senior Investigator and Laboratory Chief. Prior to that, Dr. Kotin served as head of the AAV gene therapy program at Genetic Therapy, Inc. from 1992 to 1994 and as Senior Research Scientist of the Medical Research Division at Lederle Laboratories from 1990 to 1992. Dr. Kotin received a B.A. in Biology from the University of California, Santa Cruz and a Ph.D. in Microbiology from Rutgers University and the University of Medicine and Dentistry of New Jersey.

        James T. Olesen, Ph.D., J.D.    Dr. Olesen has served as our Vice President of Intellectual Property and Legal Affairs since March 2016. Prior to joining us, Dr. Olesen served as Assistant General Counsel (Patents) at GlaxoSmithKline from April 2009 to March 2016. Prior to that, Dr. Olesen was Counsel at the law firm Finnegan, Henderson, Farabow, Garrett & Dunner, LLP from 2007 to 2009, and at the law firm of WilmerHale from 2003 to 2007. Prior to that, Dr. Olesen was a technology specialist at the law firm of Foley Hoag LLP from 1997 to 2002, and an Associate at Foley Hoag LLP from 2002 to 2003. Dr. Olesen received a B.S. in Chemistry from the University of Wisconsin, and a Ph.D. in Biology from the Massachusetts Institute of Technology, after which he completed his post-doctoral training at Harvard University (Department of Biochemistry and Molecular Biology). Dr. Olesen received his J.D. from Suffolk University Law School in 2002. He is a registered Patent Attorney with the USPTO (since September 2000), and was admitted to the Massachusetts Bar in June of 2002.

        Bernard Ravina, M.D.    Dr. Ravina has served as our Vice President of Clinical Development since March 2014. Prior to joining us, Dr. Ravina was the Medical Director in Clinical Development at Biogen Idec (NASDAQ: BIIB) from October 2010 to March 2014, where he worked on both small molecule drugs and biologics for the treatment of neurological disorders and was responsible for biomarker and clinical development plans in Parkinson's disease, stroke and neuropathic pain. Prior to that, Dr. Ravina was an Associate Professor of Neurology, Director of the Movement and Inherited Neurological Disorders Unit and Associate Chair of Neurology at the University of Rochester, School of Medicine from August 2005 to October 2010. Dr. Ravina received an M.D. from Johns Hopkins University School of Medicine and a Masters in Clinical Epidemiology and Biostatistics from the University of Pennsylvania. He completed his residency training in Neurology and a fellowship in Parkinson's disease and movement disorders at the Hospital of the University of Pennsylvania.

        Gregory R. Stewart, Ph.D.    Dr. Stewart has served as our Vice President of Drug Delivery since November 2014. Prior to joining us, he served as Director of CNS Drug Therapy at Medtronic Neuromodulation from July 2004 to May 2012. Prior to that, Dr. Stewart served as the Director of Neuroscience at Genzyme Corporation, or Genzyme, a Sanofi company (NYSE: SNY) from 1997 to 2004. Prior to that, he served as a Staff Researcher—Neurobiology at Roche Bioscience (SIX: ROG)/Syntex Discovery Research from 1991 to 1996. Dr. Stewart received a B.S. in Neuroscience from Texas Christian University and a Ph.D. in Neural Sciences from Washington University in St. Louis. As a postgraduate, he was a Staff Fellow at the NIMH.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2015, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        In connection with the completion of our initial public offering, or IPO, in November 2015, we adopted a related party policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party's interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

        Certain of the transactions described below were entered into prior to the adoption of this written policy but each such transaction was approved by our Board of Directors. Prior to our Board of Directors' consideration of a transaction with a related person, the material facts as to the related person's relationship or interest in the transaction were disclosed to our Board of Directors, and the transaction was not approved by our Board of Directors unless a majority of the directors approved the transaction.

Agreements with Stockholders

        During the year ended December 31, 2015, we incurred consulting and management fees to Third Rock Ventures, LLC, or TRV, in the amount of $122,000. TRV is a management company that is party to a services agreement with Third Rock Ventures III, L.P., the beneficial owner of more than 5% of our voting securities. Mr. Levin and Mr. Geraghty are members of our Board of Directors, and Mr. Levin is a managing member of TRV III GP, LLC, which is the general partner of Third Rock Ventures III GP, L.P., the general partner of Third Rock Ventures III, L.P. and a managing member of TRV. These consulting fees were paid to TRV in amounts mutually agreed upon in advance by us and TRV in consideration of certain strategic and ordinary course business operations consulting services provided to us on an as-needed basis, from time to time and at our request, by individuals related to TRV, including Mr. Geraghty but not including Mr. Levin. Such fees were payable pursuant to invoices submitted to us by TRV from time to time. None of these consulting fees were paid directly or indirectly to Mr. Geraghty and Mr. Levin. The consulting fees paid to TRV did not exceed 5% of the consolidated gross revenue of TRV during any of these fiscal years.

Executive Officer and Director Compensation

        See "Executive Compensation" and "Director Compensation" for information regarding compensation of directors and executive officers.

Employment Agreements

        We have entered into employment agreements or offer letters with our executive officers. For more information regarding our agreements with our named executive officers for the fiscal year ended December 31, 2015, see "Executive Compensation."

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and officers, the forms of which are attached as exhibits to our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2015. The indemnification agreements and our Certificate of Incorporation and

By-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2015, Michael Higgins, James A. Geraghty and Perry Karsen, served on our Compensation Committee, which is chaired by Perry Karsen. None of the members of our Compensation Committee has at any time during the last three years been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock, or collectively, Reporting Persons, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2015, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements.

CORPORATE GOVERNANCE

Board and Committee Matters

        Board Leadership and Independence.    Our Board of Directors has determined that all members of the Board of Directors, except Dr. Paul and Mr. Levin, are independent, as determined in accordance with the rules of the NASDAQ Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

        The positions of our Chairman of the Board of Directors, or Chairman of the Board, and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the Chairman of the Board, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By-laws do not require our Chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at http://governance.vygr.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139 Attention: Chief Financial Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website (available at vygr.com) and/or in our public filings with the SEC.

        Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NASDAQ Stock Market and our Certificate of Incorporation and By-laws. Our corporate governance guidelines are available in the corporate governance section of our website at http://governance.vygr.com. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

        Board Meetings and Committees.    Our Board of Directors held six meetings during 2015. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2015, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Now that we are a public company, continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. This is our first annual meeting of stockholders since we became a public company in November 2015.

        During 2015, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        Audit Committee.    Perry Karsen, James A. Geraghty and Michael Higgins serve on our Audit Committee, with Michael Higgins serving as chairman of the committee. Our Board of Directors has determined that each member of the Audit Committee is independent for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable NASDAQ Stock Market rules, and have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Michael Higgins as an "Audit Committee financial expert," as defined under the applicable rules of the SEC.

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

  •
  reviewing the adequacy of our internal control over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

  •
  preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

  •
  reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

  •
  reviewing policies related to risk assessment and risk management; and

  •
  establishing, maintaining and overseeing our Code of Business Conduct and Ethics.

        All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        The Audit Committee held two meetings during 2015. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available on our website at http://governance.vygr.com.

        Compensation Committee.    Michael Higgins, James A. Geraghty and Perry Karsen serve on our Compensation Committee, which is chaired by Perry Karsen. Our Board of Directors has determined that each member of the Compensation Committee is "independent" as defined in the applicable NASDAQ Stock Market rules. The Compensation Committee's responsibilities include:

  •
  annually reviewing and recommending for approval by the independent directors of the board individual and corporate goals and objectives relevant to the compensation of our executive officers;

  •
  evaluating the performance of our executive officers in light of such individual and corporate goals and objectives and determining the compensation of our executive officers;

  •
  appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

  •
  conducting the independence assessment outlined in the rules of The NASDAQ Stock Market with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

  •
  annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of The NASDAQ Stock Market;

  •
  overseeing and administering our compensation and similar plans;

  •
  reviewing and approving our policies and procedures for the grant of equity-based awards;

  •
  reviewing and making recommendations to the board of directors with respect to director compensation;

  •
  reviewing and approving stock option grants, and making recommendations to the board of directors with respect to stock option grants made to directors, executive officers, senior vice presidents or anyone reporting directly to our chief executive officer;

  •
  reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement; and

  •
  reviewing and discussing with the board of directors corporate succession plans for the chief executive officer and other senior management positions.

        The Compensation Committee held three meetings during 2015. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at http://governance.vygr.com.

        Nominating and Corporate Governance Committee.    Perry Karsen, Steven Hyman, M.D. and James A. Geraghty serve on the Nominating and Corporate Governance Committee, with James A. Geraghty serving as chairman of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent" as defined under the applicable listing standards of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee's responsibilities include:

  •
  developing and recommending to the board of directors criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

  •
  identifying individuals qualified to become members of the board of directors;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees; and

  •
  developing and recommending to the board of directors a set of corporate governance principles.

        The Nominating and Corporate Governance Committee held no meetings during 2015. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at http://governance.vygr.com.

        The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading "Stockholder Recommendations." The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this proxy statement under the heading "Stockholder Recommendations."

        Our board of directors may establish other committees from time to time.

        Identifying and Evaluating Director Nominees.    The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director's approval as director nominees for election to the Board of Directors.

        Minimum Qualifications.    The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director's selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director's committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

        In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board of Directors.

        Stockholder Recommendations.    Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications to our Secretary at Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

        Stockholder Communications.    The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139, Attn: Chairman of the Board.

        For a securityholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Voyager Therapeutics, Inc., 75 Sidney Street, Cambridge, Massachusetts, 02139, Attn: Michael Higgins.

        We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

        Risk Oversight.    Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

        Each of the committees of our Board of Directors also oversees the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Audit Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, Ernst & Young LLP, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee's main responsibility is to monitor and oversee this process.

        The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015, with management. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board

("PCAOB") AU380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee considered any fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP's independence in performing the audit.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

THE AUDIT COMMITTEE
Michael Higgins Perry Karsen James Geraghty

EXECUTIVE COMPENSATION

Overview

        Voyager's compensation programs are designed to:

  •
  attract and retain individuals with superior ability, technical, and managerial experience;

  •
  align executive officers' incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

  •
  increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

        Our compensation committee is primarily responsible for developing and implementing our compensation policies and establishing and approving the compensation for all of our executive officers; with respect to the Chief Executive Officer, the compensation committee will review and make recommendations to the full Board of Directors for approval. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves annually all compensation decisions relating to our executive officers, and makes recommendations to the full Board of Directors on compensation for the Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. Radford, an Aon/Hewitt company, is our current advisor.

Executive Compensation Components

        Our executive compensation consists of base salary, performance-based variable cash compensation and long-term incentive compensation in the form of restricted common stock and stock options, and broad-based benefits programs. We have no formula for allocating among different components of compensation. The compensation committee considers a number of factors in setting compensation for the executive officers, including Company performance, as well as the executive's performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

        Base salary is intended to provide compensation for day-to-day performance. The compensation committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries for our named executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent. Base salaries are originally established at the time the executive is hired based on individual experience, skills and expected contributions, our understanding of what executives in similar positions at peer companies were paid, and also negotiations during the hiring process. The base salaries of our named executive officers are reviewed annually and may be adjusted to reflect market conditions and our executives' performance during the prior year as well as the financial position of the company, or if there is a change in the scope of the officer's responsibilities.

        As of December 31, 2015, the base salaries for our named executive officers were as follows:

Named Executive Officer	Base Salary
Steven M. Paul, M.D., President & Chief Executive Officer	$450,000
Robert Pietrusko, Pharm.D., Senior Vice President, Regulatory Affairs and Quality Assurance	$336,400
Bernard Ravina, M.D., Vice President, Clinical Development	$309,000

Performance-Based Variable Cash Compensation

        Our compensation committee has the authority to award annual performance-based variable cash compensation to our executive officers and make recommendations to the full Board of Directors for approval of performance-based variable cash compensation for the Chief Executive Officer. For 2015, Dr. Paul's bonus target was set at 40% of base salary, while Dr. Pietrusko and Dr. Ravina had targets set at 20% of base salary. In January 2016 the compensation committee approved performance-based variable cash compensation for 2015 performance to Drs. Paul, Ravina and Pietrusko in the amount of $203,400, $77,250 and $76,020 respectively with the full Board of Directors approving Dr. Paul's payment. These payments were awarded in recognition of our named executive officer's performance in achieving certain corporate, clinical, and operational milestones. In the case of Dr. Paul, his payment was based entirely on achievement of corporate goals, which were exceeded at 113% of plan for 2015. For Dr. Pietrusko and Dr. Ravina, their bonuses included corporate and individual performance measurements, resulting in a 2015 earned bonus of 113% for Dr. Pietrusko and 125% for Dr. Ravina.

Equity Incentive Compensation

        Equity incentive grants to our named executive officers are made at the discretion of the compensation committee under the terms of our stock option plans. Equity incentive grants for the Chief Executive Officer are approved by the full Board of Directors. We believe that equity incentives subject to vesting over time or upon achievement of performance objectives, can be an effective vehicle for the long-term element of compensation, as these awards align individual and team performance with the achievement of our strategic and financial goals over time, and with stockholders' interests. If and as options increase in value starting from zero, the increase in value is correlated directly with returns that stockholders may receive on their investments In 2015, the compensation committee made stock option grants to our named executive officers as specified in the "Outstanding Equity Awards at Fiscal Year-End Table—2015" below. Stock options, which have exercise prices equal to at least fair market value of our common stock on the date of grant, reward executive officers only if the stock price increases from the date of grant. Stock options vest monthly over four years.

Employee Benefits

        In addition to the primary elements of compensation described above, the named executive officers also participate in the same broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, dental insurance and our 401(k) plan. The Company does not provide special benefits to its executives and officers.

Summary Compensation Table—2015 and 2014 Fiscal Years

        The following table presents information regarding the total compensation awarded to, earned by, and paid during the fiscal years ended December 31, 2015 and December 31, 2014 to our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the year ended December 31, 2015. These individuals are our named executive officers for 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards(1) ($)		Non-equity Incentive Plan Compensation ($)(13)	All Other Compensation ($)		Total ($)
Steven M. Paul, M.D.	2015	450,000		—		400,871	(7)	203,400	18,558	(14)	1,072,829
President & Chief	2014	150,000	(2)	—		876,950	(8)	—	5,870	(14)	1,032,820
Executive Officer
Robert Pietrusko, Pharm.D.	2015	336,400		—		88,859	(9)	76,020	50,000	(15)	551,279
Senior Vice President,	2014	174,792	(3)	1,161	(5)	125,000	(10)	—	50,000	(15)	350,953
Regulatory Affairs and
Quality Assurance
Bernard Ravina, M.D.	2015	309,000		35,000	(6)	88,513	(11)	77,250			474,763
Vice President, Clinical	2014	231,731	(4)	66,060	(6)	55,000	(12)	—	—		387,791
Development

(1)
Amounts represent the aggregate grant-date fair value of option awards granted to our named executive officers in 2015 and 2014 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2015. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)
Dr. Paul became our President & Chief Executive Officer at an annual base salary of $450,000 in September 2014, and therefore his salary for 2014 is prorated. From June 2013 to September 2014, Dr. Paul served as our Interim President of Research and Development without any direct cash compensation.

(3)
Dr. Pietrusko became our Senior Vice President of Regulatory and Quality Affairs at an annual base salary of $325,000 in June 2014, and therefore his salary for 2014 is prorated.

(4)
Dr. Ravina became our Vice President of Clinical Development at an annual base salary of $300,000 in March 2014, and therefore his salary for 2014 is prorated.

(5)
Amount represents a $1,161 incentive bonus.

(6)
Amount represents a $35,000 signing bonus, payable in 2015 on the anniversary of hire date, a $65,000 signing bonus, payable in 2014 and $1,060 in incentive bonus.

(7)
Dr. Paul was granted stock options on August 26, 2015. The shares underlying this grant vest in equal monthly installments over the following 48 months.

(8)
Dr. Paul was granted restricted stock on August 19, 2014. The shares underlying this grant vest in equal monthly installments over the following 48 months.

(9)
Dr. Pietrusko was granted stock options on April 27, 2015 and August 26, 2015. The shares underlying these grants vest in equal monthly installments over the following 48 months.

(10)
Dr. Pietrusko was granted restricted stock on August 19, 2014. The shares underlying this grant vest as follows: 25% vest on June 17, 2015, with the remainder of the shares vesting in equal monthly installments over the following 36 months.

(11)
Dr. Ravina was granted stock options on April 27, 2015 and August 26, 2015. The shares underlying these grants vest in equal monthly installments over the following 48 months.

(12)
Dr. Ravina was granted restricted stock on April 16, 2014. The shares underlying this grant vest as follows: 25% vest on March 24, 2015, with the remainder of the shares vesting in equal monthly installments over the following 36 months.

(13)
Amounts represent each executive's performance-based variable cash bonus, which was earned for the 2015 performance year and paid in February 2016.

(14)
Amount represents payment of travel expenses, $14,288 was unpaid at December 31, 2015.

(15)
Amount represents travel and housing allowance.

Employment Agreements with Our Named Executive Officers

        We have entered into an employment agreement or letter agreement with each of our named executive officers in connection with their commencement of employment with us. Except as noted below, these employment agreements and offer letters provide for "at will" employment.

        Dr. Steven M. Paul.    We entered into a letter agreement with Dr. Paul in July 2014 and he assumed the role of President and Chief Executive Officer in September 2014. The agreement entitles Dr. Paul to an initial base salary of $450,000 and eligibility in our bonus pool of up to 40% of his base salary, based upon achievements agreed to between Dr. Paul and the Board. Dr. Paul's agreement also provides for company reimbursement of up to 26 round trip business/economy air tickets to and from Indianapolis annually. Dr. Paul was also granted 744,705 shares of our restricted common stock, which vests on a monthly basis for a period of four years, so long as Dr. Paul continues to be employed by us. If Dr. Paul's employment is terminated by us without cause or by him for good reason within 15 months following the consummation of a sale event, all outstanding stock-based awards with time-based vesting will fully accelerate as of the date of termination. As of January 1, 2016, Dr. Paul's base salary is $485,100 and his performance-based variable compensation target is 50% of his annual base salary.

        Dr. Bernard Ravina.    We entered into a letter agreement with Dr. Ravina in March 2014 and he assumed the role of Vice President of Clinical Development in March 2014. The agreement entitles Dr. Ravina to an initial base salary of $300,000. Dr. Ravina was also granted 117,647 shares of our restricted common stock, which vests over a period of four years, so long as Dr. Ravina continues to be employed by us. If Dr. Ravina's employment is terminated by us without cause or by him for good reason, he will be entitled to receive continuation of his base salary for three (3) months, plus an amount equal to his target cash bonus as determined by us for the year in which the termination of employment occurs, prorated for the portion of the year in which he was employed. As of January 1, 2016, Dr. Ravina's base salary is $321,360 and his performance-based variable compensation target is 25% of his annual base salary.

        Dr. Robert G. Pietrusko.    We entered into a letter agreement with Dr. Pietrusko in May 2014 and he assumed the role of Senior Vice President of Regulatory Affairs in June 2014. The agreement entitles Dr. Pietrusko to an initial base salary of $325,000. Dr. Pietrusko's agreement also provides him with an annual travel/housing allowance of $50,000, paid monthly. Dr. Pietrusko was also granted 117,647 shares of our restricted common stock, which vests over a period of four years, so long as Dr. Pietrusko continues to be employed by us. If Dr. Pietrusko's employment is terminated by us without cause or by him for good reason within 12 months following the consummation of a sale event, all outstanding stock-based awards will fully accelerate as of the date of termination. As of January 1, 2016, Dr. Pietrusko's base salary is $336,400 and his performance-based variable compensation target is 30% of his annual base salary.

Employee confidentiality, non-competition, non-solicitation and assignment agreements

        Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer's employment and for 12 months thereafter, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.

Payments provided upon termination without cause and change in control

        We anticipate entering into employment agreements, the material terms of which have been approved by the Compensation Committee, with Dr. Paul and Dr. Pietrusko, which will supersede their prior employment agreement or offer letter. These employment agreements reaffirm the executive's position with the Company and provides for at-will employment. Pursuant to their new employment agreements, Dr. Paul and Dr. Pietrusko will be eligible to receive certain payments and benefits in the event that such officer's employment is terminated by us without "cause" (as defined in the employment agreements), or in the event that such officer terminates his employment with "good reason" (as defined in the employment agreements), as summarized below.

        In the event that Dr. Paul or Dr. Pietrusko terminates his employment with "good reason" or is terminated without "cause," such officer is eligible to receive 12 months of base salary continuation, a pro rata portion of that individual's target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, and 12 months of COBRA continuation medical benefits subsidized by us provided that he executes and does not revoke a separation agreement and release of us and our affiliates.

        Pursuant to his employment agreement, in the event that Dr. Paul terminates his employment with "good reason" or is terminated without "cause" within 12 months of a "change in control" (as defined in the employment agreement), he will be eligible to receive 18 months of base salary continuation, a pro rata portion of his target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, 18 months of COBRA continuation medical benefits subsidized by us, and all options and other stock-based awards shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination. In the event that Dr. Pietrusko terminates his employment with "good reason" or is terminated without "cause" within 12 months of a "change in control" (as defined in the employment agreement), he will be eligible to receive 12 months of base salary continuation, a pro rata portion of his target performance-based cash compensation for that fiscal year based on the number of days worked in that fiscal year at the time of termination, 12 months of COBRA continuation medical benefits subsidized by us, and all options and other stock-based awards of such officer shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination.

Definitions

        For purposes of the employment agreement with each of Dr. Paul and Dr. Pietrusko, "cause" means:

  •
  commission of any felony, or any misdemeanor involving fraud, moral turpitude or dishonesty;

  •
  any unauthorized use or disclosure of the Company's proprietary information;

  •
  any intentional misconduct or gross negligence on the officer's part which has a materially adverse effect on the Company's business or reputation; or

  •
  the officer's repeated and willful failure to perform the duties, functions and responsibilities of the officer's position after a written warning from the Company.

        For purposes of the employment agreements with each of Dr. Paul and Dr. Pietrusko, "good reason" means:

  •
  a material diminution in the officer's responsibilities, authority or duties;

  •
  a material diminution in the officer's base salary of more than 10% except for across-the-board salary reductions based on the Company's financial performance similarly affecting all or substantially all senior management employees of the Company;

  •
  a more than 50 mile change in the geographic location at which such officer is required to provide services to the Company, not including business travel and short-term assignments; or

  •
  a material breach of the employment agreement by the Company.

        For purposes of the employment agreements with each of Dr. Paul and Dr. Pietrusko, a "change in control" shall be deemed to have occurred upon the occurrence of any one of the following events:

  •
  the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

  •
  a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

  •
  the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or

  •
  any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Outstanding Equity Awards at Fiscal Year-End Table—2015

        The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and number of shares of restricted stock awards held as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Steven M. Paul, M.D.(1)					511,986	11,212,493
					39,707	869,583
	5,882	64,704	8.33	8/26/2025
Robert Pietrusko, Pharm.D.(2)					73,530	1,610,307
	2,619	8,816	7.27	4/27/2025
	489	5,393	8.33	8/26/2015
Bernard Ravina, M.D.(3)					66,177	1,449,276
	2,604	8,760	7.27	4/27/2025
	489	5,393	8.33	8/26/2025

(1)
Dr. Paul was granted restricted stock on August 19, 2014. The shares underlying this grant vest in equal monthly installments over the following 48 months. Dr. Paul's options represent options to purchase shares of our common stock granted on August 26, 2014. The shares underlying these options vest in equal monthly installments over the following four years.

(2)
Dr. Pietrusko was granted restricted stock on August 19, 2014. The shares underlying this grant vest as follows: 25% vest on June 17, 2015, with the remainder of the shares vesting in equal monthly installments over the following 36 months. Dr. Pietrusko's options represent two options to purchase shares of our common stock granted on April 27, 2015, and August 26, 2015. The shares underlying these options vest in equal monthly installments over the following four years.

(3)
Dr. Ravina was granted restricted stock on April 16, 2014. The shares underlying this grant vest as follows: 25% vest on March 24, 2015, with the remainder of the shares vesting in equal monthly installments over the following 36 months. Dr. Ravina's options represent two options to purchase shares of our common stock granted on April 27, 2015, and August 26, 2015. The shares underlying these options vest in equal monthly installments over the following four years.

(4)
Amounts represent the market value using a $21.90 fair market value of one share of common stock as of the close of business on the NASDAQ Stock Market on December 31, 2015.

Compensation Risk Assessment

        We believe that the performance-based portion of the compensation provided to our executive officers and other employees does not encourage risk-taking that would be inconsistent with the interests of our stockholders. We believe that our compensation programs are designed to encourage our executive officers and other employees to be focused on both short-term and long-term strategic goals, consistent with our pay-for-performance compensation philosophy.

Rule 10b5-1 Sales Plans

        Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

Compensation Committee Report

        The information contained in this report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

        The compensation committee reviewed and discussed the disclosure included in the Executive Compensation section of this Proxy Statement with management. Based on the review and discussions, the compensation committee recommended to the Board of Directors that the disclosure included in the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2015, for filing with the SEC.

THE COMPENSATION COMMITTEE
Perry Karsen James Geraghty Michael Higgins

 DIRECTOR COMPENSATION

        The following table sets forth a summary of the compensation we paid to our nonemployee directors during 2015. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other nonemployee members of our Board of Directors in 2015. We reimburse nonemployee directors for reasonable travel expenses. Dr. Paul, our President and Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Dr. Paul as an employee during 2015 is presented in the "Summary Compensation Table—2015 and 2014 Fiscal Years."

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark Levin	4,813	—	—	4,813
Jim Geraghty	26,569	156,597		183,166
Michael Higgins	19,110	178,513	—	197,623
Steven Hyman, M.D.	9,301	182,325	—	191,626
Perry A. Karsen	21,226	179,467	—	200,693

(1)
Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2014 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements and discussions in "Management's Discussion and Analysis of Financial Condition and Result of Operations." included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors.

        In October 2015, our Board of Directors adopted a nonemployee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber nonemployee directors. Under the policy, all nonemployee directors will be paid cash compensation from and after the completion of this offering, as set forth below:

Annual Retainer
Board of Directors:
All nonemployee members	$35,000
Additional retainer for Non-Executive Chairman of the Board	$35,000
Audit Committee:
Chairman	$15,000
Non-Chairman members	$7,500
Compensation Committee:
Chairman	$10,000
Non-Chairman members	$5,000
Nominating and Corporate Governance Committee:
Chairman	$8,000
Non-Chairman members	$4,000

        Under the nonemployee director compensation policy, each person who is initially appointed or elected to the Board of Directors will be eligible for an option grant to purchase up to 30,000 shares of our common stock under our stock option plan on the date he or she first becomes a nonemployee director, of which one quarter of such options will vest on the one year anniversary of the grant date and the rest on a monthly basis for three years thereafter. In addition, on the date of the annual meeting of stockholders, each continuing nonemployee director who has served on the Board of Directors for a minimum of six months will be eligible to receive an annual option grant to purchase up to 15,000 shares of our common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. All of the foregoing options will be granted at fair market value on the date of grant.

HOUSEHOLDING OF PROXY MATERIALS

        Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2015, as applicable, is being delivered multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Secretary or call us at (857) 259-5340. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

TRANSACTION OF OTHER BUSINESS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

 APPENDIX A

VOYAGER THERAPEUTICS, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Voyager Therapeutics, Inc. 2015 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Voyager Therapeutics, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Cause" shall have the meaning as set forth in the grantee's employment agreement with the Company. If the grantee is not a party to an employment agreement with the Company, "Cause" means (i) conduct by the grantee constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the grantee of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the grantee that would reasonably be expected to result in material injury or reputational harm to the Company or any of its Subsidiaries if he were retained in his position; (iii) continued non-performance by the grantee of his duties to the Company (other than by reason of the grantee's physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Company; (iv) a material violation by the grantee of the Company's written employment policies; or (v) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price of the Stock. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the "Price to the Public" (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Initial Public Offering" means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee's death, disability or retirement, or a change in control of the Company (including a Sale Event);

          (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles of incorporation or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,311,812 shares (the "Initial Limit"), subject to adjustment as provided in Section 3(c), plus on January 1, 2016 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4% percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the "Annual Increase"). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2016 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 1,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). The shares of Stock underlying any Awards under the Plan and under the Company's 2014 Stock Option and Grant Plan, as amended, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    [Reserved]

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and non-forfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a Sale Event in the Administrator's discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Common Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the

Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a cash payment for all other Awards.

        If a grantee's Awards are assumed, continued or substituted in connection with a Sale Event, all such Awards shall become fully vested and non-forfeitable if the grantee is terminated without Cause by the Company (or its successor) in connection with, or within 12 months following, the Sale Event.

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date.

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

        Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Stock (the "Restricted Shares") subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

SECTION 8.    RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 13 and such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee (or any other eligible individual that the Administrator determines is reasonably likely to become a Covered Employee), the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, the Company's minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of

Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Clawback Policy.    Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time.

SECTION 21.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective immediately prior to the Company's Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company's bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 28, 2015

DATE APPROVED BY STOCKHOLDERS: October 29, 2015

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOYAGER THERAPEUTICS INC 75 SIDNEY STREET CAMBRIDGE, MA 02139 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For 0 0 For 0 0 Against 0 0 Against 0 0 Abstain 0 0 Abstain 0 0 i) Steven Paul, M.D. ii) Mark Levin The Board of Directors recommends you vote FOR proposals 2 and 3. 2To ratify the appointment of Ernst & Young LLP as our Independent registered accounting firm for the fiscal year ending December 31, 2016 3To ratify the 2015 Stock Option and Incentive Plan NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000290896_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com VOYAGER THERAPEUTICS INC Annual Meeting of Shareholders June 15, 2016 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Steven Paul, M.D. and J. Jeffrey Goater, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VOYAGER THERAPEUTICS INC that the shareholder(s) is entitled to vote at the Annual Meeting of shareholders to be held at 10:00 AM, ET on June 15, 2016, at 75 Sidney Street, Cambridge, Massachusetts 02139, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000290896_2 R1.0.1.25

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TABLE OF CONTENTS
OVERVIEW OF PROPOSALS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 RATIFICATION OF 2015 STOCK OPTION AND INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements with Stockholders
Executive Officer and Director Compensation
Employment Agreements
Indemnification Agreements
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Overview
Executive Compensation Components
DIRECTOR COMPENSATION
HOUSEHOLDING OF PROXY MATERIALS
TRANSACTION OF OTHER BUSINESS
  APPENDIX A
VOYAGER THERAPEUTICS, INC. 2015 STOCK OPTION AND INCENTIVE PLAN